EXHIBIT 99.1


AMERICA ONLINE/HUGHES ELECTRONICS CORPORATION



     AMERICA ONLINE AND HUGHES ELECTRONICS FORM STRATEGIC ALLIANCE TO MARKET
            UNPARALLELED DIGITAL ENTERTAINMENT AND INTERNET SERVICES


              Will Accelerate Growth of DIRECTV, AOL TV and Launch
  AOL-Plus High-Speed Internet Service via DirecPC Nationwide Satellite System

             AOL to Make $1.5 Billion Strategic Investment in Hughes

         DULLES, Virg., and EL SEGUNDO, Calif., June 21, 1999 -- America Online, Inc. (NYSE:AOL), the world's leading interactive services company, and Hughes Electronics Corporation (NYSE:GMH), the world's leading provider of digital television entertainment and satellite-based data services, today announced a strategic alliance to develop and market uniquely integrated digital entertainment and Internet services nationwide.

         The Companies said that this alliance will accelerate subscriber growth and revenue-per-subscriber for Hughes' DIRECTV(R) television entertainment service and DirecPC(R) satellite-based broadband Internet delivery system, as well as extend the reach of America Online's developing AOL TV interactive television and high-speed AOL-Plus services. America Online and Hughes also plan to jointly develop new content and interactive services for the U.S. market and elsewhere in the world.

         This new alliance builds on the Companies' earlier agreement to develop a "combination" set-top receiver to make DIRECTV/AOL TV available to consumers next year. The Companies will launch an extensive cross-marketing initiative to package and extend the reach of both AOL TV and DIRECTV.

         Hughes and America Online will market the DIRECTV/AOL TV package to America Online's more than 16 million AOL and CompuServe members in the United States, as well as to millions more consumers of its Internet brands. Hughes also will market AOL TV to its more than 7 million current DIRECTV subscribers, and to millions of potential new subscribers through its extensive network of retail outlets.

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         The Companies will also make the AOL-Plus broadband service available nationwide via the DirecPC satellite Internet network by early 2000. This initiative builds on America Online's recently announced partnerships with Bell Atlantic and SBC Communications to deliver DSL broadband connectivity to AOL members. The DirecPC network provides broadband download speeds up to 14 times faster than the standard 28.8 kilobits-per-second analog modem. AOL-Plus members will be able to transmit information back over standard telephone lines at speeds as fast as 56.6 kbps.

         Hughes Network Systems, a unit of Hughes, provides the DirecPC system and service, and will design and initially manufacture the combination DIRECTV/AOL TV set-top receiver.

         The alliance will also enhance the development of Hughes' next-generation satellite system for two-way, broadband connectivity, known as Spaceway(TM), scheduled to launch in 2002. Hughes previously announced a $1.4 billion investment to design, manufacture and launch the North American system and accompanying ground infrastructure.

         Under the agreement, America Online will make a $1.5 billion strategic investment in a General Motors equity security, which carries a 6-1/4% coupon rate, that is automatically convertible into GM Class H common stock (GMH) at a 24 percent premium in three years. GM will immediately invest the $1.5 billion in a security of Hughes under similar terms where it will be employed to implement the strategic alliance between AOL and Hughes.
AOL said the investment would be non-dilutive to its earnings.

         Over the next three years, Hughes is making a major commitment to market AOL TV and AOL-Plus, as well as accelerate the growth of DIRECTV and DirecPC. Among its planned expenditures are:

** More than $500 million for AOL-Plus via DirecPC through both America Online brands and Hughes retail channels;

** Up to $500 million for DIRECTV, including more than $150 million in marketing to AOL members;

** Approximately $400 million for the combined DIRECTV/AOL TV service; and

** Approximately $100 million for DirecDuo, which enables subscribers to access the DIRECTV and DirecPC networks with a single satellite dish.


         America Online and Hughes have agreed to explore making broadband satellite offerings available in Latin America as that market evolves.


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Alliance Advances "AOL Anywhere" and Hughes Internet and Interactive Strategies

         Steve Case, Chairman and Chief Executive Officer of America Online, Inc., said: "Our strategic alliance with Hughes is a major step forward in our "AOL Anywhere" strategy, as well as a valuable e-commerce opportunity and yet another addition to our broadband capabilities. It benefits America Online across all fronts and puts more pieces in place for the next wave of interactive services. AOL TV and DIRECTV are a winning combination, and we believe that AOL members and DIRECTV subscribers, as well as other television viewers, will see it the same way."

         Mr. Case added: "We are committed to providing our AOL-Plus high-speed service over all broadband technologies as they emerge for the mass market audience -- DSL, cable, DirecPC, and wireless. With this alliance, we are providing our members with the only broadband connectivity network with a national footprint. Together with our DSL partnerships, this new Hughes alliance will help ensure that millions of AOL members across the United States will be among the first to benefit from convenient and easy-to-use broadband Internet access."

         Mike Smith, Chairman and Chief Executive Officer of Hughes Electronics, said: "This is an alliance of the #1 brand in interactive services and the #1 brand in digital television entertainment. As a result, Hughes will not only accelerate its already record-setting DIRECTV subscriber growth, but we will also attain entirely new revenues from Internet-based service opportunities. It's another demonstration of Hughes' leadership in digital communications, and our vision of being the premier global provider of integrated entertainment and information products and services. We created the high-power digital satellite television industry five years ago and set a new standard for multi-channel television entertainment. By joining with America Online in this strategic relationship, we're making it clear that DIRECTV will remain the market leader."

         Mr. Smith added: "Offering AOL-Plus via DirecPC clearly marks Hughes' commitment to being a leader in the Internet economy. Our technological leadership allowed us to launch DirecPC to the consumer market in 1997, well before any of our competitors. As we offer the power of high-speed, satellite-delivered data services to AOL members, we'll just be scratching the surface of the major role that satellites can and will play in the broadband Internet market."

         Bob Pittman, President and Chief Operating Officer of America Online, Inc., said: "This alliance with Hughes demonstrates America Online's continuing commitment to embracing all mass market technologies that enrich our members' interactive experiences. AOL TV is a natural enhancement for DIRECTV's successful service. And the key to our broadband strategy is to offer our members all the services unique to these higher speeds, in addition to all the narrowband features, services, and content they now receive. Through this alliance, along with the partnerships we've forged with telecommunications


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
companies, we will now have the ability to offer best-of-breed services ranging from long distance telephone and broadband access to interactive TV and dial-up connectivity at attractive package prices to our members -- making AOL even more central to their daily lives."

About America Online

         Founded in 1985, America Online, Inc., based in Dulles, Virginia, is the world's leader in interactive services, Web brands, Internet technologies, and e-commerce services. America Online, Inc. operates: two worldwide Internet services, America Online, with more than 17 million members, and CompuServe, with approximately 2 million members; several leading Internet brands including ICQ, AOL Instant Messenger and Digital City, Inc.; the Netscape Netcenter and AOL.COM portals; the Netscape Navigator and Communicator browsers; and AOL MovieFone, the nation's # 1 movie listing guide and ticketing service. Through its strategic alliance with Sun Microsystems, the Company develops and offers easy-to-deploy, end-to-end e-commerce and enterprise solutions for companies operating in the Net Economy.

About Hughes Electronics Corporation

         Hughes Electronics Corporation is the world's leading provider of digital television entertainment, and satellite and wireless systems and services. The Company's DIRECTV, Inc. unit is the United States' leading digital television entertainment service, with more than 7.3 million subscribers. DIRECTV provides more than 210 channels of sports, entertainment, news, music and family programming, including exclusive and original programming. Hughes also holds major interests in DIRECTV businesses in Latin America and Japan. Hughes owns 81 percent of PanAmSat Corporation (NASDAQ:SPOT), the world's leading commercial provider of global satellite-based communications services. Two other units, Hughes Space and Communications Company and Hughes Network Systems (HNS), are leading providers of satellite systems, and ground systems and services, respectively. HNS is the world leader in satellite-based data communications, and provides the DirecPC system and service. DIRECTV is a trademark of DIRECTV, Inc. DirecPC is a trademark of Hughes Network Systems. The earnings of Hughes Electronics are used to calculate the earnings per share attributable to GMH (NYSE symbol) common stock. Visit Hughes on the World Wide Web at www.hughes.com.

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AOL Media Contact: Jim Whitney (703) 265-2896
AOL INVESTOR RELATIONS: MICHAEL GROSS (703) 265-1271
HUGHES MEDIA CONTACT: RICHARD DORE (310) 662-9670
HUGHES INVESTOR RELATIONS: (310) 662-9688













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